Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2022

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2022
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2022 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	19
Leasing Activity	20
Leases Executed But Not Yet Rent Commenced	21
Retail Portfolio Lease Expiration Schedules	22

Property Data
Property Status Report	24
Property Acquisitions and Dispositions	27
Development, Redevelopment and Anchor Repositioning Projects	28

Debt Schedules
Debt Summary	30
Mortgage Debt Summary	31
Debt Maturity Schedule	32

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2022 Results
-- Declares Quarterly Common Dividend of $0.16 per Share --

NEW YORK, NY, May 5, 2022 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2022.
“We are very pleased with our first quarter results as we execute our strategic plan of improving retail real estate throughout our densely populated markets concentrated in the Washington, D.C. to Boston corridor," said Jeff Olson, Chairman and CEO. "The demand for retail space is the highest we have seen in years and we remain focused on increasing occupancy to at least 96% and monetizing non-income producing land.”

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $9.5 million, or $0.08 per diluted share, for the first quarter of 2022 compared to $19.9 million, or $0.17 per diluted share, for the first quarter of 2021. The decrease is due to an $11.7 million gain on sale of real estate recognized in the first quarter of 2021.
•Generated Funds from Operations ("FFO") applicable to diluted common shareholders of $34.2 million, or $0.28 per share, for the quarter compared to $31.8 million, or $0.26 per share, for the first quarter of 2021.
•Generated FFO as Adjusted of $34.5 million, or $0.28 per share, for the quarter compared to $32.3 million, or $0.26 per share, for the first quarter of 2021.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI"), including properties in redevelopment, by 3.8% compared to the first quarter of 2021.
•Increased same-property NOI, excluding properties in redevelopment, by 5.5% compared to the first quarter of 2021.
•Reported same-property portfolio leased occupancy of 93.9%, a decrease of 20 basis points compared to December 31, 2021 and an increase of 280 basis points compared to March 31, 2021. Subsequent to the end of the quarter, the Company executed three new anchor leases totaling 100,000 square feet ("sf"), increasing same-property leased occupancy by 60 basis points to 94.5%.
•Executed 33 new leases, renewals and options totaling 308,000 sf during the quarter. Same-space leases totaled 266,000 sf and generated average rent spreads of 5.1% on a cash basis and 14.9% on a GAAP basis.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of March 31, 2022 include:
•Total liquidity of approximately $800 million, comprised of $198 million of cash on hand and $600 million available under our revolving credit agreement.
•Weighted average term to maturity of 4.6 years with $81 million of debt maturing in 2022.
•Total market capitalization of approximately $4.0 billion, comprised of 122.4 million fully-diluted common shares valued at $2.3 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 37%.

Leasing, Development and Redevelopment
During the quarter, the Company stabilized two redevelopment projects aggregating $14.7 million. The retenanting of a former ShopRite with Uncle Giuseppe’s was completed at Briarcliff Commons and commenced operations in January 2022. Additionally, the Extra Space self-storage facility, which was developed in unused basement space at the Plaza at Woodbridge reached stabilized occupancy levels.
The Company now has $207.1 million of active redevelopment projects under way, of which $136.4 million remains to be funded. These projects are expected to generate an approximate 8% unleveraged yield.
The Company has signed leases that have not yet rent commenced that are expected to generate an additional $22 million of future annual gross rent, representing approximately 9% of current annualized NOI. Approximately $5 million of this amount is expected to be recognized during the remainder of 2022.

Acquisition and Disposition Activity
In February, the Company acquired a 12,000 sf outparcel adjacent to the entrance of our mall in Massapequa, NY for a purchase price of $4.1 million. Acquiring this outparcel supports our plans to redevelop Sunrise Mall.

Dividend Declaration
On May 4, 2022, the Board of Trustees declared a regular quarterly dividend of $0.16 per common share. The dividend will be payable on June 30, 2022 to common shareholders of record on June 15, 2022.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on May 5, 2022 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13727687. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting May 5, 2022 at 11:30am ET through May 19, 2022 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13727687.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2022.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2022.
(4) Net debt as of March 31, 2022 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $198 million.
(5) Refer to page 16 for the calculation of market capitalization as of March 31, 2022.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, totaling 68 properties for the three months ended March 31, 2022 and 2021. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.

•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2022, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which totals 68 properties for the three months ended March 31, 2022 and 2021. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(Amounts in thousands)	2022	2021
Net income	$9,534	$20,716
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(387)	(875)
Consolidated subsidiaries	339	79
Net income attributable to common shareholders	9,486	19,920
Adjustments:
Rental property depreciation and amortization	24,298	22,686
Gain on sale of real estate	—	(11,722)
Limited partnership interests in operating partnership	387	875
FFO Applicable to diluted common shareholders	34,171	31,759
FFO per diluted common share(1)	0.28	0.26
Adjustments to FFO:
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(87)	873
Tenant bankruptcy settlement income	(36)	—
Transaction, severance and other expenses (income)	497	(377)
FFO as Adjusted applicable to diluted common shareholders	$34,545	$32,255
FFO as Adjusted per diluted common share(1)	$0.28	$0.26

Weighted Average diluted common shares(1)	122,187	122,166
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2022 and 2021 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(Amounts in thousands)	2022	2021
Net income	$9,534	$20,716
Management and development fee income from non-owned properties	(240)	(365)
Other expense	(199)	(246)
Depreciation and amortization	24,527	22,875
General and administrative expense	11,121	8,668
Gain on sale of real estate	—	(11,722)
Interest income	(205)	(136)
Interest and debt expense	14,004	14,827
Income tax expense	905	235
Non-cash revenue and expenses	(2,385)	(1,273)
NOI	57,062	53,579
Adjustments:
Non-same property NOI(1)	(7,360)	(5,422)
Sunrise Mall net operating loss	1,354	610
Tenant bankruptcy settlement income and lease termination income	(110)	(475)
Same-property NOI	$50,946	$48,292
NOI related to properties being redeveloped	4,339	4,992
Same-property NOI including properties in redevelopment	$55,285	$53,284
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(Amounts in thousands)	2022	2021
Net income	$9,534	$20,716
Depreciation and amortization	24,527	22,875
Interest and debt expense	14,004	14,827
Income tax expense	905	235
Gain on sale of real estate	—	(11,722)
EBITDAre	48,970	46,931
Adjustments for Adjusted EBITDAre:
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(87)	873
Tenant bankruptcy settlement income	(36)	—
Transaction, severance and other expenses (income)	497	(377)
Adjusted EBITDAre	$49,344	$47,427

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 75 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including its impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of March 31, 2022

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three months ended March 31, 2022 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three Months Ended
Summary Financial Results	March 31, 2022
Total revenue	$100,201
General & administrative expenses (G&A)	$11,121
Net income attributable to common shareholders	$9,486
Earnings per diluted share	$0.08
Adjusted EBITDAre(7)	$49,344
Funds from operations (FFO)	$34,171
FFO per diluted common share	$0.28
FFO as Adjusted	$34,545
FFO as Adjusted per diluted common share	$0.28
Total dividends declared per share	$0.16
Stock closing price low-high range (NYSE)	$17.32 to $19.76
Weighted average diluted shares used in EPS computations(1)	117,393
Weighted average diluted common shares used in FFO computations(1)	122,187

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	75 / 72
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,455,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.73
Consolidated portfolio leased occupancy at end of period(9)	87.3%
Consolidated retail portfolio leased occupancy at end of period(5)	90.8%
Same-property portfolio leased occupancy at end of period(2)	93.9%
Same-property physical occupancy at end of period(4)(2)	90.1%
Same-property NOI growth(2)	5.5%
Same-property NOI growth, including redevelopment properties	3.8%
NOI margin - total portfolio	58.8%
Expense recovery ratio - total portfolio	81.8%
New, renewal and option rent spread - cash basis(8)	5.1%
New, renewal and option rent spread - GAAP basis(8)	14.9%
Net debt to total market capitalization(6)	37.0%
Net debt to Adjusted EBITDAre(6)	7.6	x
Adjusted EBITDAre to interest expense(7)	3.7	x
Adjusted EBITDAre to fixed charges(7)	2.8	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties, 1.2 million square feet for Sunrise Mall and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $7.11.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes industrial and self-storage.
(6) See computation for the quarter ended March 31, 2022 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 20.
(9) Excluding Sunrise Mall, consolidated portfolio leased occupancy is 90.4%.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2022 (unaudited) and December 31, 2021
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
ASSETS
Real estate, at cost:
Land	$542,131	$543,827
Buildings and improvements	2,454,897	2,441,797
Construction in progress	223,698	212,296
Furniture, fixtures and equipment	7,716	7,530
Total	3,228,442	3,205,450
Accumulated depreciation and amortization	(772,789)	(753,947)
Real estate, net	2,455,653	2,451,503
Operating lease right-of-use assets	67,618	69,361
Cash and cash equivalents	151,789	164,478
Restricted cash	46,238	55,358
Tenant and other receivables	17,318	15,812
Receivable arising from the straight-lining of rents	63,203	62,692
Identified intangible assets, net of accumulated amortization of $37,024 and $37,361, respectively	68,007	71,107
Deferred leasing costs, net of accumulated amortization of $18,351 and $17,641, respectively	20,791	20,694
Prepaid expenses and other assets	70,620	74,111
Total assets	$2,961,237	$2,985,116

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,682,929	$1,687,190
Operating lease liabilities	62,931	64,578
Accounts payable, accrued expenses and other liabilities	75,962	84,829
Identified intangible liabilities, net of accumulated amortization of $36,082 and $35,029, respectively	98,282	100,625
Total liabilities	1,920,104	1,937,222
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,430,735 and 117,147,986 shares issued and outstanding, respectively	1,173	1,170
Additional paid-in capital	1,001,006	1,001,253
Accumulated deficit	(16,399)	(7,091)
Noncontrolling interests:
Operating partnership	42,001	39,616
Consolidated subsidiaries	13,352	12,946
Total equity	1,041,133	1,047,894
Total liabilities and equity	$2,961,237	$2,985,116

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2022 and 2021 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
REVENUE
Rental revenue	$99,416	$94,619
Management and development fees	240	365
Other income	545	677
Total revenue	100,201	95,661
EXPENSES
Depreciation and amortization	24,527	22,875
Real estate taxes	15,975	16,601
Property operating	21,205	20,291
General and administrative	11,121	8,668
Lease expense	3,135	3,306
Total expenses	75,963	71,741
Gain on sale of real estate	—	11,722
Interest income	205	136
Interest and debt expense	(14,004)	(14,827)
Income before income taxes	10,439	20,951
Income tax expense	(905)	(235)
Net income	9,534	20,716
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(387)	(875)
Consolidated subsidiaries	339	79
Net income attributable to common shareholders	$9,486	$19,920

Earnings per common share - Basic:	$0.08	$0.17
Earnings per common share - Diluted:	$0.08	$0.17
Weighted average shares outstanding - Basic	117,330	116,956
Weighted average shares outstanding - Diluted	117,393	117,024

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three months ended March 31, 2022 and 2021
(in thousands)

	Three Months Ended March 31,		Percent Change
	2022	2021
Total NOI(1)
Total revenue	$97,025	$93,346	3.9%
Total property operating expenses	(39,963)	(39,767)	0.5%
NOI - total portfolio	$57,062	$53,579	6.5%

NOI margin (NOI / Total revenue)	58.8%	57.4%

Same-property NOI(1)(2)
Property rentals	$59,680	$58,128
Tenant expense reimbursements	24,467	24,843
Rental revenue deemed uncollectible	(653)	(1,232)
Total revenue	83,494	81,739
Real estate taxes	(13,111)	(14,040)
Property operating	(16,588)	(16,587)
Lease expense	(2,849)	(2,820)
Total property operating expenses	(32,548)	(33,447)
Same-property NOI(1)(2)	$50,946	$48,292	5.5%

NOI related to properties being redeveloped	$4,339	$4,992
Same-property NOI including properties in redevelopment(1)	$55,285	$53,284	3.8%

Same-property physical occupancy	90.1%	89.2%
Same-property leased occupancy	93.9%	91.1%
Number of properties included in same-property analysis	68

(1) NOI excludes non-cash revenue and expenses. Refer to page 6 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired or disposed in the comparative periods and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three months ended March 31, 2022 and 2021
(in thousands)

	Three Months Ended March 31,
	2022		2021
Net income	$9,534		$20,716
Depreciation and amortization	24,527		22,875
Interest expense	13,259		14,070
Amortization of deferred financing costs	745		757
Income tax expense	905		235
Gain on sale of real estate	—		(11,722)
EBITDAre	48,970		46,931
Adjustments for Adjusted EBITDAre:
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(87)		873
Tenant bankruptcy settlement income	(36)		—
Transaction, severance and other expenses (income)	497		(377)
Adjusted EBITDAre	$49,344		$47,427

Interest expense	$13,259		$14,070

Adjusted EBITDAre to interest expense	3.7	x	3.4	x

Fixed charges
Interest expense	$13,259		$14,070
Scheduled principal amortization	4,370		2,673
Total fixed charges	$17,629		$16,743

Adjusted EBITDAre to fixed charges	2.8	x	2.8	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three months ended March 31, 2022
(in thousands, except per share amounts)

	Three Months Ended March 31, 2022
	(in thousands)	(per share)(2)
Net income	$9,534	$0.08
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(387)	—
Consolidated subsidiaries	339	—
Net income attributable to common shareholders	9,486	0.08
Adjustments:
Rental property depreciation and amortization	24,298	0.20
Limited partnership interests in operating partnership(1)	387	—
FFO applicable to diluted common shareholders	34,171	0.28

(Reinstatement)/write-off of receivables arising from the straight-lining of rents	(87)	—
Tenant bankruptcy settlement income	(36)	—
Transaction, severance and other expenses	497	—
FFO as Adjusted applicable to diluted common shareholders	$34,545	$0.28

Weighted average diluted shares used to calculate EPS	117,393
Assumed conversion of OP and LTIP Units to common shares	4,794
Weighted average diluted common shares - FFO	122,187
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2022
(in thousands, except share amounts)

	March 31, 2022
Closing market price of common shares	$19.10

Basic common shares	117,430,735
OP and LTIP units	5,003,420
Diluted common shares	122,434,155

Equity market capitalization	$2,338,492

Total consolidated debt(1)	$1,690,737
Cash and cash equivalents including restricted cash	(198,027)
Net debt	$1,492,710

Net Debt to annualized Adjusted EBITDAre	7.6	x

Total consolidated debt(1)	$1,690,737
Equity market capitalization	2,338,492
Total market capitalization	$4,029,229

Net debt to total market capitalization at applicable market price	37.0%

Cash and cash equivalents including restricted cash	$198,027
Available under unsecured credit facility	600,000
Total liquidity	$798,027

(1) Total consolidated debt excludes unamortized debt issuance costs of $7.8 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended March 31,
	2022	2021
Rental Revenue:
Property rentals(1)	$72,366	$68,033
Tenant expense reimbursements	27,735	29,221
Rental revenue deemed uncollectible	(685)	(2,635)
Total rental revenue	$99,416	$94,619

Composition of Rental Revenue for the Quarter Ended March 31, 2022

(in thousands)	Three Months Ended March 31, 2022
Collected property rentals and tenant expense reimbursements from first quarter billings(2)	$87,653
Uncollected property rentals and tenant expense reimbursements from first quarter billings(2)
Reserved	1,741
Accrued - unreserved	6,297
Total property rentals and tenant expense reimbursements before non-cash adjustments from first quarter billings(3)	95,691
Non-cash adjustments(4)	4,410
Rental revenue deemed uncollectible	(685)
Total rental revenue recognized	$99,416

Composition of Rental Revenue Deemed Uncollectible

(in thousands)	Three Months Ended March 31, 2022
Rental revenue deemed uncollectible
Amounts billed in first quarter deemed uncollectible	$1,741
Amounts billed prior to first quarter now deemed uncollectible	249
Recovery of amounts deemed uncollectible in prior periods	(1,305)
Total rental revenue deemed uncollectible(5)	$685

Tenant and Other Receivables

As of March 31, 2022
(in thousands)
Tenant and other receivables billed	$34,278
Revenue deemed uncollectible	(16,960)
Tenant and other receivables deemed collectible	$17,318

(1) Percentage rents for the three months ended March 31, 2022 and 2021 were $1.2 million and $0.5 million, respectively.
(2) The Company has collected 99% of first quarter base rents as of May 2, 2022. During the quarter ended March 31, 2022, the Company completed year-end recovery true-up billings for real estate taxes and common area charges incurred in 2021. Further collection of these amounts is anticipated in the subsequent quarter.
(3) Total first quarter billings include $6.4 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. The Company had 148 leases with rental revenue being recognized on a cash-basis, which represented approximately 6.4% of total portfolio ABR as of March 31, 2022.
(4) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the first quarter.
(5) Rental revenue deemed uncollectible pertaining to cash basis tenants was an expense of $1.0 million consisting of $1.5 million of charges, offset by $0.5 million of amounts recovered in the quarter.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

Status of Rent Deferrals
As of March 31, 2022, the Company has executed or approved deferral agreements amounting to $11.7 million with a weighted average remaining payback period of 24 months and has collected 98% of the deferral payments due:

	As of March 31, 2022
(in thousands)	Unbilled	Rebilled and Collected	Rebilled and Uncollected	Total
Accrual basis	$1,995	$5,694	$—	$7,689
Cash basis	2,851	1,012	151	4,014
Total	$4,846	$6,706	$151	$11,703

	Three Months Ended March 31,
	2022	2021
Certain Non-Cash Items:
Straight-line rents(1)	$511	$(964)
Amortization of below-market lease intangibles, net(1)	1,974	2,412
Lease expense GAAP adjustments(2)	(99)	(174)
Amortization of deferred financing costs(3)	(745)	(757)
Capitalized interest(3)	1,733	81
Share-based compensation expense(4)	(2,597)	(2,683)

Capital Expenditures:(5)
Development and redevelopment costs	$15,562	$5,323
Maintenance capital expenditures	3,318	2,205
Leasing commissions	155	319
Tenant improvements and allowances	198	272
Total capital expenditures	$19,233	$8,119

	March 31, 2022	December 31, 2021
Accounts Payable, Accrued Expenses and Other Liabilities:
Deferred tenant revenue	$24,658	$28,898
Accrued capital expenditures and leasing costs	19,960	19,164
Accrued interest payable	10,151	9,879
Other liabilities and accrued expenses	7,668	8,057
Security deposits	6,905	6,693
Accrued payroll expenses	3,613	9,134
Finance lease liability	3,007	3,004
Total accounts payable, accrued expenses and other liabilities	$75,962	$84,829

(1) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income. Straight-line rents include $0.1 million from reinstatement of receivables arising from the straight-lining of rents, net of write-offs, during the three months ended March 31, 2022, pertaining to tenants moved back to accrual-basis accounting, compared to a write-off of $0.9 million during the three months ended March 31, 2021.
(2) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(3) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2022

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot	6	808,926	4.8%	$15,731,153	5.8%	$19.45	14.1
The TJX Companies(2)	22	714,731	4.2%	14,437,720	5.3%	20.20	4.2
Lowe's Companies	6	976,415	5.7%	8,946,256	3.3%	9.16	5.8
Best Buy	8	359,551	2.1%	8,568,106	3.1%	23.83	4.2
Walmart	5	708,435	4.2%	7,479,449	2.7%	10.56	6.2
Burlington	7	415,828	2.4%	7,200,733	2.6%	17.32	6.8
Kohl's	7	633,345	3.7%	6,650,369	2.4%	10.50	4.9
PetSmart	10	228,869	1.3%	5,843,768	2.1%	25.53	3.9
BJ's Wholesale Club	4	454,297	2.7%	5,771,563	2.1%	12.70	6.1
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,429,430	2.0%	14.97	6.5
Target Corporation	3	335,937	2.0%	5,290,952	1.9%	15.75	10.6
ShopRite	4	296,018	1.7%	5,241,942	1.9%	17.71	10.2
LA Fitness	6	287,420	1.7%	5,053,088	1.9%	17.58	7.5
The Gap(3)	11	166,032	1.0%	4,723,197	1.7%	28.45	3.3
Whole Foods Market	2	100,682	0.6%	3,759,050	1.4%	37.34	8.9
Staples	8	167,832	1.0%	3,607,035	1.3%	21.49	3.1
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.2%	19.02	5.0
Bed Bath & Beyond(4)	7	205,673	1.2%	3,017,257	1.1%	14.67	4.0
24 Hour Fitness	1	53,750	0.3%	2,700,000	1.0%	50.23	9.8
Anthropologie	1	31,450	0.2%	2,531,725	0.9%	80.50	6.5
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.9%	11.01	6.6
Dick's Sporting Goods	3	153,910	0.9%	2,286,659	0.8%	14.86	2.4
Nordstrom	2	66,561	0.4%	2,284,902	0.8%	34.33	2.8
Visiting Nurse Services of NY	1	58,387	0.3%	2,060,539	0.8%	35.29	0.3
Planet Fitness	4	84,911	0.5%	1,882,877	0.7%	22.17	7.4

Total/Weighted Average	141	8,057,841	47.3%	$136,119,761	49.7%	$16.89	6.7

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (8), Gap (2) and Banana Republic (1).
(4) Includes Bed Bath & Beyond (3), Harmon Face Values (3) and buybuy Baby (1).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three months ended March 31, 2022

	Three Months Ended March 31, 2022
	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	11	11
Total square feet	98,845	98,845
Number of same space leases	8	8
Same space square feet	56,758	56,758
Prior rent per square foot	$18.10	$17.93
New rent per square foot	$23.50	$21.47
Same space weighted average lease term (years)	7.8	7.8
Same space TIs per square foot	N/A	$22.62
Rent spread	29.8%	19.7%

Renewals & Options
Number of leases executed	22	22
Total square feet	208,903	208,903
Number of same space leases	22	22
Same space square feet	208,903	208,903
Prior rent per square foot	$18.75	$20.38
New rent per square foot	$20.81	$20.71
Same space weighted average lease term (years)	4.6	4.6
Same space TIs per square foot	N/A	$—
Rent spread	11.0%	1.6%

Total New Leases and Renewals & Options
Number of leases executed	33	33
Total square feet	307,748	307,748
Number of same space leases	30	30
Same space square feet	265,661	265,661
Prior rent per square foot	$18.61	$19.85
New rent per square foot	$21.38	$20.87
Same space weighted average lease term (years)	5.3	5.3
Same space TIs per square foot	N/A	$4.83
Rent spread	14.9%	5.1%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of March 31, 2022

The Company has signed leases that have not yet rent commenced that are expected to generate an additional $22 million of future annual gross rent, representing approximately 9% of current annualized NOI. Approximately $17 million of this amount pertains to leases included in Active Redevelopment Projects on page 28. The below table illustrates the gross revenue expected to be recognized, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
$25
$20
$15
$10
$5
$0
Gross Rent ($ in millions)
$4.9
1.2
3.7
$15.3
3.5
11.8
$18.1
4.1
14.0
$20.7
4.1
16.6
$21.5
4.1
17.4
2022
2023
2024
2025
2026
Year
Leases included in development
Other Leases

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since February 16, 2022 (the date of the Company's fourth quarter 2021 earnings release):

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of February 16, 2022	$22,500
Less: Leases rent commenced during the first quarter	(1,900)
Plus: Leases executed during the first quarter	900
Leases executed but not yet rent commenced as of March 31, 2022	$21,500

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2022

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	13,000	0.1%	$18.98	32	80,000	3.2%	$25.50	33	93,000	0.6%	$24.59
2022	8	243,000	2.0%	25.15	41	96,000	3.9%	38.40	49	339,000	2.3%	28.90
2023	24	794,000	6.6%	18.21	81	246,000	10.0%	37.55	105	1,040,000	7.2%	22.78
2024	37	1,353,000	11.3%	17.92	67	218,000	8.8%	34.23	104	1,571,000	10.9%	20.18
2025	27	1,038,000	8.7%	15.71	52	179,000	7.3%	35.82	79	1,217,000	8.4%	18.67
2026	20	676,000	5.6%	18.54	79	263,000	10.7%	36.41	99	939,000	6.5%	23.55
2027	20	810,000	6.8%	11.85	70	257,000	10.4%	32.64	90	1,067,000	7.4%	16.86
2028	14	608,000	5.1%	23.40	38	140,000	5.7%	39.56	52	748,000	5.2%	26.42
2029	31	1,384,000	11.6%	19.78	40	144,000	5.8%	42.55	71	1,528,000	10.6%	21.92
2030	15	1,091,000	9.1%	12.72	30	109,000	4.4%	46.14	45	1,200,000	8.3%	15.75
2031	14	839,000	7.0%	15.56	18	70,000	2.8%	33.03	32	909,000	6.2%	16.90
2032	8	269,000	2.2%	15.54	33	110,000	4.5%	34.97	41	379,000	2.5%	21.18
Thereafter	25	1,992,000	16.6%	14.36	23	108,000	4.4%	35.24	48	2,100,000	14.7%	15.43
Subtotal/Average	244	11,110,000	92.7%	$16.66	604	2,020,000	81.9%	$36.58	848	13,130,000	90.8%	$19.73
Vacant	27	878,000	7.3%	N/A	166	447,000	18.1%	N/A	193	1,325,000	9.2%	N/A
Total/Average	271	11,988,000	100.0%	N/A	770	2,467,000	100.0%	N/A	1,041	14,455,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $7.11 per square foot as of March 31, 2022.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of March 31, 2022

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	13,000	0.1%	$18.98	32	80,000	3.2%	$25.50	33	93,000	0.6%	$24.59
2022	5	149,000	1.2%	22.63	34	80,000	3.2%	38.09	39	229,000	1.7%	28.03
2023	5	91,000	0.8%	28.04	57	157,000	6.4%	38.68	62	248,000	1.7%	34.78
2024	5	102,000	0.9%	13.72	40	111,000	4.5%	37.24	45	213,000	1.5%	25.98
2025	10	290,000	2.4%	19.60	27	81,000	3.3%	39.48	37	371,000	2.6%	23.94
2026	5	84,000	0.7%	24.06	39	108,000	4.4%	42.47	44	192,000	1.3%	34.42
2027	3	57,000	0.5%	21.22	35	105,000	4.3%	29.13	38	162,000	1.1%	26.35
2028	6	333,000	2.8%	16.12	34	97,000	3.9%	38.20	40	430,000	3.0%	21.10
2029	14	410,000	3.4%	23.29	29	100,000	4.1%	45.77	43	510,000	3.5%	27.70
2030	10	281,000	2.4%	20.92	26	92,000	3.7%	42.32	36	373,000	2.6%	26.20
2031	11	304,000	2.5%	22.07	30	95,000	3.9%	36.00	41	399,000	2.8%	25.39
2032	7	257,000	2.1%	17.72	23	61,000	2.5%	42.50	30	318,000	2.2%	22.48
Thereafter	162	8,739,000	72.9%	22.50	198	853,000	34.6%	43.93	360	9,592,000	66.4%	24.40
Subtotal/Average	244	11,110,000	92.7%	$22.10	604	2,020,000	81.9%	$40.83	848	13,130,000	90.8%	$24.98
Vacant	27	878,000	7.3%	N/A	166	447,000	18.1%	N/A	193	1,325,000	9.2%	N/A
Total/Average	271	11,988,000	100.0%	N/A	770	2,467,000	100.0%	N/A	1,041	14,455,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $7.67 per square foot as of March 31, 2022.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	43.8%	72.00	—	Sweetgreen (lease not commenced)
Connecticut:
Newington	189,000	88.2%	8.67	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	24.25	—	Sprouts, Staples, HomeGoods, Five Below, Ulta, Kirkland's, DSW
Rockville	94,000	98.0%	25.09	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.27	—	Best Buy
Woodmore Towne Centre(6)	712,000	96.7%	17.29	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	31.46	—	PetSmart
Revere (Wonderland Marketplace)	140,000	100.0%	13.37	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.77	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.00	—	Fun City
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	22.39	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,058,000	90.5%	30.69	$300,000	Whole Foods Market, Target, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's (lease not commenced)
Brick	276,000	93.8%	20.21	$49,328	ShopRite, Kohl's, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	96.8%	23.68	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	76.2%	14.84	$27,947	Aldi, LA Fitness, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.89	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	99.2%	21.73	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
East Rutherford	197,000	100.0%	12.87	$23,000	Lowe's
Garfield	298,000	100.0%	15.82	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	98.9%	23.86	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	85.1%	18.14	$21,959	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy, National retailer (lease not commenced)
Jersey City (Hudson Commons)	236,000	100.0%	13.96	$27,896	Lowe's, P.C. Richard & Son
Kearny	116,000	100.0%	23.86	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)(6)	43,000	100.0%	20.13	—	Dollar Tree
Manalapan	208,000	87.7%	20.44	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton	218,000	100.0%	16.50	$37,400	ShopRite, Kohl's, PetSmart
Middletown (Town Brook Commons)	231,000	97.4%	13.55	$31,258	Stop & Shop, Kohl's
Millburn	104,000	89.5%	28.90	$22,829	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Morris Plains (Briarcliff Commons)(6)	176,000	94.7%	23.52	—	Uncle Giuseppe's, Kohl's
North Bergen (Kennedy Commons)	62,000	100.0%	14.55	—	Food Bazaar
North Bergen (Tonnelle Commons)	408,000	100.0%	21.92	$100,000	BJ's Wholesale Club, Walmart, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.63	$24,991	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	49.35	—	24 Hour Fitness
Rockaway	189,000	93.1%	14.52	$27,675	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	100.0%	21.97	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	90.3%	16.75	—	Lowe's, Burlington
Watchung (Greenbrook Commons)	170,000	100.0%	18.54	$25,968	BJ's Wholesale Club, Aldi (lease not commenced)
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.27	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	332,000	91.9%	19.04	$53,460	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby
New York:
Bronx (Gun Hill Commons)	81,000	100.0%	36.88	$24,557	Aldi, Planet Fitness
Bronx (Bruckner Commons)(6)	396,000	39.4%	44.96	—	ShopRite, Burlington
Bronx (Shops at Bruckner)	115,000	85.2%	38.73	$9,530	Marshalls, Old Navy, Aldi (lease not commenced), Five Below (lease not commenced)
Brooklyn (Kingswood Center)	129,000	84.3%	35.98	$70,595	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)	107,000	69.5%	41.72	—	Target, Marshalls, Maimonides Medical
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	24.62	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Huntington	207,000	74.4%	20.09	—	ShopRite (lease not commenced), Marshalls, Old Navy, Petco
Inwood (Burnside Commons)	100,000	29.3%	27.96	—
Mt. Kisco	189,000	98.5%	17.20	$12,227	Stop & Shop, Target
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	45,000	83.8%	42.42	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	97.9%	4.54	—	Kohl's
Staten Island (Forest Commons)	165,000	96.6%	24.37	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	91.6%	15.18	$26,332	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.79	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	169,000	64.1%	16.56	—	Amazon Fresh (lease not commenced), Planet Fitness, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.89	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre	184,000	88.1%	12.89	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen (lease not commenced)
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	84.1%	29.33	$122,906	Sector Sixty6 (lease not commenced), Forever 21, Old Navy
Montehiedra(6)	540,000	69.0%	20.89	$78,929	The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	14,455,000	90.8%	$19.73	$1,650,037
INDUSTRIAL:
East Hanover Warehouses(9)	1,218,000	84.6%	6.76	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Givaudan Flavors, Reliable Tire, Nutra-Med
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group
Total Industrial	1,345,000	100.0%	$7.11	$40,700

Massapequa, NY (Sunrise Mall) (portion leased through 2069)(4)(6)(8)	1,228,000	47.0%	8.92	—	Macy's, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan, HomeGoods

Total Urban Edge Properties	17,028,000	87.3%	$18.32	$1,690,737
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $21.80 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended March 31, 2022 and 2021
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) Includes the acquisition of 40 Carmans Road.
(9) Includes 151 Ridgedale Avenue and 601 Murray Road which were acquired in August 2021. These properties are included in our non-same property pool for the quarter ended March 31, 2022.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2022
(dollars in thousands)

2022 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
2/24/2022	40 Carmans Road	Massapequa	NY	12,000	$4,120

2022 Property Dispositions:

None.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2022
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/22	Target Stabilization(2)	Description and status
Bergen Town Center(3)	$44,300		$2,100	2Q25	Ground-up development of an 80,000 sf medical office building for Hackensack Meridian Health on a vacant outparcel facing Route 4 (subject to certain state and municipal approvals)
Bergen Town Center(3)	23,800		7,100	2Q23	Backfilling former Century 21 box with Kohl's
Huntington Commons (Phase A)(3)	22,600		14,200	3Q22	Retenanting former Kmart box with ShopRite
Las Catalinas(3)	12,900		400	2Q23	Retenanting 122,000± sf Kmart box with Sector Sixty6
Lodi (Route 17 North)(3)	12,600		11,400	2Q22	Converting former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group
Kearny Commons(3)	11,900		11,000	4Q22	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and small shops as well as adding a freestanding Starbucks (open)
Broomall Commons (Phase B)(5)	10,300		2,000	4Q23	Retenanting 60,000± sf vacancy and repositioning center
Hudson Mall(3)	9,700		500	3Q23	Retenanting former Toys "R" Us box with national retailer
The Outlets at Montehiedra (Phase A)(5)	9,200		4,400	1Q23	Constructing new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad for Arby's
Shops at Bruckner (Phase B)(3)	9,100		200	2Q23	Retenanting former Fallas space with Aldi and Lot Less
Huntington Commons (Phase B)(3)	8,500		2,700	4Q23	Center repositioning and renovations
Broomall Commons (Phase A)(5)	7,300		6,000	2Q22	Retenanting 45,000± sf of the former Giant Food space with Amazon Fresh
Shops at Bruckner (Phase A)(3)	6,200		1,500	4Q22	Relocating Jimmy Jazz to former Carter's space and backfilling former Jimmy Jazz and Danice spaces with Five Below. Renovating façade (including Marshalls) and upgrading common areas.
Walnut Creek(3)	3,500		1,300	2Q23	Retenanting former Z Gallerie with Sweetgreen and remaining 4,000 sf
Tonnelle Commons(3)	3,000		2,100	3Q22	Retenanting former Staples with Five Below (open) and Skechers
Mt. Kisco Commons(3)	3,000		2,800	1Q23	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant
The Plaza at Cherry Hill(3)	2,800		300	1Q23	Relocating and expanding Total Wine
Wilkes-Barre(3)	2,400		400	3Q22	Retenanting former Babies "R" Us box with Wren Kitchen
The Outlets at Montehiedra (Phase B)(5)	2,200		—	2Q24	Developing new 6,000± sf pad for Texas Roadhouse
Briarcliff Commons (Phase B)(5)	1,800		300	2Q23	Developing new 4,000± sf pad for CityMD

Total	$207,100	(4)	$70,700

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 29. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2022
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/22	Stabilization(2)	Description
Briarcliff Commons (Phase A)(6)	$10,600		$10,300	1Q22	Retenanted former ShopRite with Uncle Giuseppe's
Plaza at Woodbridge(3)	4,100		4,100	1Q22	Repurposed 82,000± sf of unused basement space into Extra Space self-storage facility
Tonnelle Commons(3)	11,000		11,000	4Q21	Added 102,000± sf CubeSmart self-storage facility on excess land
Salem(3)	1,500		1,500	4Q21	Retenanted former Babies "R" Us box with Fun City
Wilkes-Barre(3)	3,400		3,200	2Q21	Developed a new pad for Panera Bread

Total	$30,600	(4)	$30,100

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
Brick Commons(3)	Bricktown, NJ	Develop new pad
Bruckner Commons(6)	Bronx, NY	Redevelop center including consideration of alternate uses
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Burnside Commons(3)	Inwood, NY	Retenant anchor vacancy with grocer/wholesaler
Hudson Mall(3)	Jersey City, NJ	Reposition mall with redevelopment and renovation opportunities including retail and amenity upgrades and consideration of alternate uses
Marlton Commons(3)	Marlton, NJ	Develop new small shop space and renovate façade
The Outlets at Montehiedra(6)	San Juan, PR	Redemise former Kmart space with 3 new tenants
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 9% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2022 and December 31, 2021
(in thousands)

	March 31, 2022	December 31, 2021
Secured fixed rate debt	$1,530,909	$1,534,324
Secured variable rate debt	159,828	161,084
Total debt	$1,690,737	$1,695,408

% Secured fixed rate debt	90.5%	90.5%
% Secured variable rate debt	9.5%	9.5%
Total	100%	100%

Secured mortgage debt	$1,690,737	$1,695,408
Unsecured debt(1)	—	—
Total debt	$1,690,737	$1,695,408

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.6 years	4.9 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 16)	$4,029,229

% Secured mortgage debt	42.0%
% Unsecured debt	—%
Total debt: Total market capitalization	42.0%

Weighted average interest rate on secured mortgage debt(2)	3.89%	3.88%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) No amounts are currently outstanding on our unsecured $600 million line of credit. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2022 and December 31, 2021
(dollars in thousands)

Property	Maturity Date	Rate	March 31, 2022	December 31, 2021	Percent of Mortgage Debt at March 31, 2022
Cherry Hill (Plaza at Cherry Hill)(1)	5/24/22	1.83%	$27,947	$28,244	1.7%
Woodbridge (Plaza at Woodbridge)(1)	5/25/22	1.83%	53,460	54,029	3.2%
Paramus (Bergen Town Center - West)	4/8/23	3.56%	300,000	300,000	17.8%
Bronx (Shops at Bruckner)	5/1/23	3.90%	9,530	9,698	0.6%
Jersey City (Hudson Mall)	12/1/23	5.07%	21,959	22,154	1.3%
Yonkers (Yonkers Gateway Center)	4/6/24	4.16%	26,332	26,774	1.6%
Jersey City (Hudson Commons)(2)	11/15/24	2.13%	27,896	28,034	1.6%
Watchung(2)	11/15/24	2.13%	25,968	26,097	1.5%
Bronx (1750-1780 Gun Hill Road)(2)	12/1/24	2.13%	24,557	24,680	1.5%
Brick	12/10/24	3.87%	49,328	49,554	2.9%
North Plainfield	12/10/25	3.99%	24,991	25,100	1.5%
Las Catalinas	2/1/26	4.43%	122,906	123,977	7.3%
Middletown	12/1/26	3.78%	31,258	31,400	1.8%
Rockaway	12/1/26	3.78%	27,675	27,800	1.6%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	3.7%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	5.9%
Manchester	6/1/27	4.32%	12,500	12,500	0.7%
Millburn	6/1/27	3.97%	22,829	22,944	1.4%
Totowa	12/1/27	4.33%	50,800	50,800	3.0%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.3%
East Brunswick	12/6/27	4.38%	63,000	63,000	3.7%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.4%
Brooklyn (Kingswood Center)	2/6/28	5.07%	70,595	70,815	4.2%
Hackensack	3/1/28	4.36%	66,400	66,400	3.9%
Marlton	12/1/28	3.86%	37,400	37,400	2.2%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.4%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.7%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.5%
Montehiedra	6/1/30	5.00%	78,929	79,381	4.7%
Montclair	8/15/30	3.15%	7,250	7,250	0.4%
Garfield	12/1/30	4.14%	40,300	40,300	2.4%
Woodmore Towne Centre	1/6/32	3.39%	117,200	117,200	6.9%
Mt Kisco	11/15/34	6.40%	12,227	12,377	0.7%
Total mortgage debt		3.89%	$1,690,737	$1,695,408	100.0%
Unamortized debt issuance costs			(7,808)	(8,218)
Total mortgage debt, net			$1,682,929	$1,687,190
(1)Bears interest at one month LIBOR plus 160 bps.
(2)Bears interest at one month LIBOR plus 190 bps.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2022
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2022(1)	$12,515	$80,826	$903	$94,244	2.2%	5.6%
2023	19,196	329,436	1,182	349,814	3.7%	20.7%
2024	19,165	143,706	850	163,721	3.2%	9.7%
2025	16,872	23,260	814	40,946	4.2%	2.4%
2026	11,758	218,122	814	230,694	4.2%	13.6%
2027	8,390	259,525	814	268,729	4.3%	15.9%
2028	7,783	264,822	6	272,611	4.4%	16.1%
2029	5,553	38,186	(60)	43,679	4.2%	2.6%
2030	3,170	101,042	(60)	104,152	4.6%	6.2%
Thereafter	5,185	117,200	(238)	122,147	3.5%	7.2%
Total	$109,587	$1,576,125	$5,025	$1,690,737	3.9%	100%
	Unamortized debt issuance costs			(7,808)
	Total outstanding debt, net			$1,682,929
(1) Remainder of 2022.